UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

Paramount Global

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 12, 2025, Paramount Global (“Paramount”) entered into an amendment no. 5 (the “Amendment”) among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the amended and restated credit agreement, dated as of January 23, 2020 (as amended or otherwise modified on or prior to the date of the Amendment, the “Credit Agreement”), among Paramount, the subsidiaries of Paramount designated as borrowers from time to time thereunder, the lenders named therein (the “Lenders”), the Administrative Agent, Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents, and Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley MUFG Loan Partners, LLC and Royal Bank of Canada, as documentation agents. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The Amendment amends the Credit Agreement to:

(a)

increase the cap on the amount of unrestricted cash and cash equivalents that can be netted against Consolidated Indebtedness, for purposes of the calculation of the Consolidated Total Leverage Ratio, from $1.5 billion to $3.0 billion, which was previously agreed in amendment no. 4 to the Credit Agreement but would have only taken effect upon the Amendments Operative Date (as defined in amendment no. 4 to the Credit Agreement); and

(b)

amend the definition of Consolidated EBITDA to include an additional add-back (which is capped at 15% of Consolidated EBITDA after giving effect to such add-back) for cash items associated with provisions for restructuring or other business optimization programs, litigation and environmental reserves and losses on the disposition of businesses.

The Credit Agreement, which was filed as Exhibit 10.1 to Paramount’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on January 23, 2020, as amended by amendment no. 1, dated as of December 9, 2021, amendment no. 2, dated as of February 14, 2022, amendment no. 3, dated as of March 3, 2023, and amendment no. 4, dated as of August 1, 2024, which were filed by Paramount with the SEC as Exhibit 10.1 to its Current Report on Form 8-K on December 14, 2021, Exhibit 10(hh) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Exhibit 10.1 to its Current Report on Form 8-K on March 9, 2023, and Exhibit 10.1 to its Current Report on Form 8-K on August 7, 2024, respectively, is incorporated by reference herein.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Some of the financial institutions party to the Amendment and the Credit Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking, corporate trust and other financial advisory services in the ordinary course of business for Paramount and its subsidiaries for which they have received, and/or will receive, customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment No. 5 to Credit Agreement, dated as of May 12, 2025, among Paramount, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Caryn K. Groce
Name:	Caryn K. Groce
Title:	Executive Vice President, Acting General Counsel and Secretary

Date: May 15, 2025